SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                            -------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 28, 2003





                           TEXAS GAS TRANSMISSION, LLC
               (Exact Name of Registrant as Specified in Charter)



               Delaware             1-4169            61-0405152
             (State or Other      (Commission        (IRS Employer
             Jurisdiction of       File Number)     Identification No.)
                                  Incorporation)



                3800 Frederica Street, Owensboro, Kentucky 42304
               (Address of Principal Executive Offices) (Zip Code)



      Registrant's telephone number, including area code: (270) 926-8686


                       Texas Gas Transmission Corporation
          (Former Name or Former Address, if Changed Since Last Report)

   ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

   On May 28, 2003, the Company announced that it and its parent, TGT Pipeline, LLC, had completed their previously announced offerings of $250 million and $185 million principal amount of notes, respectively, each in an offering exempt from registration under Rule 144A and Regulation S. A copy of the Company's press release announcing completion of these offerings is attached hereto as Exhibit 99.1 and incorporated herein by reference.

   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   The following documents are included as exhibits hereto.

          (c)Exhibits

             EXHIBIT NO.                   DESCRIPTION

             99.1                          Press release issued on May 28, 2003


                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

   Dated:  May 28, 2003

                              TEXAS GAS TRANSMISSION, LLC
                              (Registrant)


                              By: /S/ JAMIE L. BUSKILL
                                  Jamie L. Buskill
                                  Vice President and Chief Financial Officer

                                                                  EXHIBIT 99.1

                         TEXAS GAS TRANSMISSION COMPLETES
                        OFFERING OF $435 MILLION OF NOTES


OWENSBORO, KENTUCKY, MAY 28, 2003 - Texas Gas Transmission, LLC (formerly Texas Gas Transmission Corporation) announced that it has completed its previously announced offering of $250 million principal amount of notes, and that its immediate parent company, TGT Pipeline, LLC, has completed a concurrent offering of $185 million principal amount of its notes, each in an offering exempt from registration under Rule 144A and Regulation S. The notes issued by the Company bear interest at a rate of 4.6% per annum and mature in 2015. The notes issued by TGT Pipeline bear interest at a rate of 5.2% per annum and mature in 2018.

The Company and TGT Pipeline used approximately $275 million of the proceeds from the sale of the notes to repay the Company's previously announced short term credit facility. The Company plans to use the balance of the proceeds, together with other available funds, to purchase or otherwise repay its outstanding $150 million in aggregate principal amount of 8.625% notes due 2004, plus accrued interest and premium, including notes tendered in connection with the Company's tender offer for such notes which commenced on May 16, 2003. The Company used a portion of the offering proceeds to fund the purchase of $132.7 million principal amount of its 8.625% notes which were tendered in the tender offer prior to the early tender date of May 22, 2003.

The notes have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Act.

Statements in this press release that contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995
include, but are not limited to, statements using the words "believes", "expects", "plans", "intends", "proposes" and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. A discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                   # # #

CONTACT: Texas Gas Transmission, LLC
         Jamie L. Buskill, Chief Financial Officer
         Tel. (270) 688-6390